Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Verve Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Warrants	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Units (2)	456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)	$200,000,000	—	$200,000,000	$92.70 per $1,000,000	$18,540	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(3)		$141,249,982			S-3	333-265996	July 12, 2022	$13,093

	Total Offering Amounts					$200,000,000(1)(3)		$18,540

	Total Fees Previously Paid							$13,093	—

	Total Fee Offsets								—

	Net Fee Due							$5,447

(1)

Pursuant to Instruction 2.A(iii)(c) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rule 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees other than the registration fee due in connection with $200,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.

(2)

Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $141,249,982 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-265996), which was declared effective on July 12, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum aggregate offering price of $400,000,000. The registrant sold an aggregate of $258,750,018 of such securities under the Prior Registration Statement, leaving the balance of $141,249,982 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $13,093 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6), the filing fee of $13,093 associated with the offering of the Unsold Securities is hereby applied to offset the amount of the filing fee in connection with the $200,000,000 of securities registered hereunder. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of filing of this registration statement.